UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 22, 2021

SemiLEDs Corp

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34992	20-2735523
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350 Miao-Li County, Taiwan, R.O.C.	350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	+88637586788
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0000056	LEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 22, 2021, SemiLEDS Corporation, a Delaware corporation (the “Company”), issued 35,365 shares (the “Shares”) of the Company’s common stock pursuant to an Agreement Regarding Satisfaction of Judgment dated June 14, 2021, as amended on June 16, 2021 and June 21, 2021 (collectively, the “Settlement Agreement”), by and between the Company and Well Thrive Ltd. (“Well Thrive”).  The Shares are being issued in consideration of the amount payable under the terms of the Settlement Agreement a judgment in favor of Well Thrive and, accordingly, no cash proceeds will be received by the Company from the issuance of the Shares.

The issuance of the Shares to Well Thrive is being made pursuant to a Registration Statement (File No. 333-256613) on Form S-3 (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 8, 2021, the base prospectus included in the Registration Statement dated June 8, 2021, and a prospectus supplement filed by the Company with the SEC on June 22, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2021	SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer